Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

LOS ANGELES--Ares Management Corporation (NYSE:ARES) today reported its financial results for its fourth quarter and year ended December 31, 2018.
“Despite market volatility in the fourth quarter, we reported strong fourth quarter earnings which concluded a great year for Ares with year over year growth in our fee related earnings and realized income of 18% and 21%, respectively,” said Michael Arougheti, Chief Executive Officer of Ares. “We also raised gross capital of more than $10 billion in the fourth quarter, bringing full year gross fundraising to a record $36 billion, driving AUM growth of 23%.”

“We ended 2018 with over $28 billion of AUM raised but not yet deployed and earning fees, putting us in an excellent position to drive future earnings growth in 2019,” said Michael McFerran, Chief Operating Officer and Chief Financial Officer of Ares. “Based on our expected fee related earnings growth and our favorable business outlook, we have elected to increase our quarterly common stock dividend by 14% to $0.32 per share.”

Common Dividend
Ares declared a quarterly dividend of $0.32 per share of its Class A common stock, payable on March 29, 2019 to its Class A common stockholders of record at the close of business on March 15, 2019.
Preferred Dividend
Ares declared a quarterly dividend of $0.4375 per share of its Series A preferred stock with a payment date of March 31, 2019 to its Series A preferred stockholders of record as of the close of business on March 15, 2019.

Additional Information
Ares issued a presentation regarding its fourth quarter and full year 2018 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2018 Earnings Presentation.” We also filed our Fourth Quarter and Full Year 2018 Earnings Presentation on Form 8-K for the year ended December 31, 2018 with the U.S. Securities and Exchange Commission on February 14, 2019 and will file our Annual Report on Form 10-K for the year ended December 31, 2018 with the U.S. Securities and Exchange Commission by February 28, 2019. Copies of our filings with the SEC are available through our website at www.aresmgmt.com by selecting the SEC Filings sub-tab under the Investor Resources section, as well as on the SEC’s website at www.sec.gov. Stockholders can request a printed copy of the complete audited financial statements free of charge upon request to IRARES@aresmgmt.com or by written request addressed to Ares Management Corporation, Attn: Investor Relations, 245 Park Ave, 44th Floor New York, NY 10167.

Conference Call and Webcast Information
Ares will host a conference call on February 14, 2019 at 12:00 p.m. ET to discuss fourth quarter and full year 2018 results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 6811582 followed by the # sign and reference “Ares Management Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 14, 2019 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10127774. An archived replay will also be available through March 14, 2019 on a webcast link located on the Home page of the Investor Resources section of our website.
About Ares Management Corporation
Ares Management Corporation is a publicly traded, leading global alternative asset manager with approximately $130.7 billion of assets under management as of December 31, 2018 and 18 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.
Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.
Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Cameron Rudd
cdrake@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(800) 340-6597